This **AMENDMENT TO REGISTRATION RIGHTS AGREEMENT** (this "**Amendment**") is dated as of December 31, 2006 by and between CampusTech, Inc., a Delaware corporation (the "**Company**"), and Iroquois Master Fund Ltd. (the "**Investor**").

WHEREAS:

A. In connection with the Subscription Agreement, dated as of April 11, 2006, between the Company and the Investor (the "**Subscription Agreement**"), the Company, upon the terms and subject to the conditions set forth in the Subscription Agreement, issued and sold to the Investor (i) shares of the Company's common stock, par value $0.0001 per share (the "**Common Stock**"), and (ii) warrants (the "**Warrants**") exercisable to purchase shares of Common Stock (as exercised collectively, the "**Warrant Stock**").

B. The Company and the Investor are parties to that certain Registration Rights Agreement, dated as of April 11, 2006, as it may be amended from time to time (the "**Registration Rights Agreement**").

C. In accordance with Section 6.17 of the Registration Rights Agreement, the Company and the Investor desire to amend the Registration Rights Agreement as provided herein and therein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. The following amendments to the Registration Rights Agreement shall be made pursuant to this Amendment.

1.1 Section 2.7(a) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

> If (i) a Demand Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Demand Registration Filing Deadline (a "**Filing Failure**") or (B) not declared effective by the SEC on or before the Demand Registration Effectiveness Deadline (an "**Effectiveness Failure**") or (ii) other than during an allowable Blackout Period hereunder on any day after the effective date of each such Registration Statement sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to maintain the listing of the Common Shares) (a "**Maintenance Failure**") then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell its Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall

pay to each Holder of Registrable Securities relating to such Registration Statement an amount in cash equal to (A) two percent (2.0%) of the aggregate Subscription Payment (as such term is defined in the Subscription Agreements) under each of the Subscription Agreements of the Investor's Common Stock and Warrants relating to the Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; and (iii) the initial day of a Maintenance Failure, and (B) two percent (2.0%) of the aggregate Subscription Price of the Investor's Common Stock and Warrants relating to the Registrable Securities included in such Registration Statement on each of the following dates: (i) on every thirtieth day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (ii) on every thirtieth day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; (iii) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2.7 are referred to herein as "**Registration Default Payments**." Registration Default Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Default Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The postponements described in Section 2.9 shall not constitute Filing Failures or Effectiveness Failures, as applicable, for any Demand Registration. Registration Default Payments shall cease to accrue at such time as the Registrable Securities can be sold pursuant to Rule 144(k) of the Securities Act (or any successor provision thereof having similar effect); provided that the foregoing shall not affect the Company's obligation to make Registration Default Payments for any period prior to such time. Notwithstanding anything herein to the contrary, in no event shall the aggregate amount of Registration Default Payments exceed, in the aggregate, ten percent (10%) of the aggregate Subscription Price of the Investor's Common Stock.

2. The Registration Rights Agreement shall continue in full force and effect except to the extent modified herein.

3. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

CAMPUSTECH, INC.

By: Robert S. Frank

Name: Robert S. Frank

Title: Pres & CEO

IROQUOIS MASTER FUND LTD.

By:

Name: Joshua S. Silverman

Title: Authorized Signatory